Exhibit 10.1

THIS SECURED PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND HAS BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS, INCLUDING, WITHOUT LIMITATION, THE EXEMPTION CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT.  THIS NOTE MAY NOT BE SOLD OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT HAS BECOME AND IS THEN EFFECTIVE WITH RESPECT TO SUCH SECURITIES, (2) THIS NOTE IS TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT (OR ANY SUCCESSOR RULE) OR (3) THE COMPANY (AS HEREINAFTER DEFINED) HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT, TO THE EFFECT THAT THE PROPOSED SALE OR TRANSFER OF SUCH SECURITIES IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ALL OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

6 % Secured Promissory Note
of
CLS Holdings USA, Inc.

June 27, 2018          Las Vegas, NV

CLS Holdings USA, Inc., a Nevada corporation  (the “Company”), for value received and, except as modified hereby, pursuant to the terms of a certain Membership Interest Purchase Agreement to which this Note shall be attached as Exhibit A, hereby promises unconditionally to pay to the order of Serenity Wellness Enterprises, LLC, a Nevada limited liability company (the “Holder”), as nominee solely for the benefit of the sellers of the membership interests in Alternative Solutions, LLC, a Nevada limited liability company (“AS”) or one of its subsidiaries, who are named on Schedule 1 hereto together with the amount due hereunder to each of them (collectively, the “Selling Members”), by paying to the Selling Members directly at the address set forth for each of them on Schedule 1 hereof, in lawful money of the United States of America (“Dollars” or “$”) and in immediately available funds, the aggregate principal amount of FOUR MILLION DOLLARS ($4,000,000), (the “Principal”), or such lesser amount as shall be outstanding at such time, it being acknowledged that the initial portion of the Principal due to each Selling Member is as set forth on Schedule 1, plus all accrued and unpaid interest thereon (the “Interest”) on the Maturity Date (as defined below).
All capitalized terms used, but not otherwise defined, herein shall have the respective definitions assigned thereto in the Membership Interest Purchase Agreement, dated as of the month of December 4, 2017, as amended (the “MPA”), between the Company and AS. The Company, Sellers, AS and Selling Members acknowledge that the parties have revised the structure of the MPA, as reflected in this Note, to cause the Company to purchase, the membership interests of AS from the Selling Members, and the membership interests of the AS subsidiaries that are owned by a member other than AS, from such member, instead of having the Company purchase the membership interests of the AS subsidiaries from AS.  As a result, the “Sellers,” as defined in the MPA, now refers to the Selling Members.  The Holder shall have the sole right to act on behalf of the Selling Members under this Note but the Company shall direct payment of amounts due to the Sellers directly to the Selling Members, in accordance with their interests set forth on Schedule 1, unless directed to do otherwise by the Holder.
The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:
1.          Definitions.  For the purposes of this Note:
“Affiliate(s)” means, with respect to any given Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.
“Business Day” means any day that is not a Saturday, Sunday or a legal holiday in the State of Nevada.
“Collateral” means (a) The following property held by the Company pursuant to the terms of the MPA and owned by each of the Oasis LLCs:

(1)          Accounts Receivable.  All accounts, chattel paper, contracts, contract rights, accounts receivable, tax refunds, notes receivable, documents, other choses in action and general intangibles, including, but not limited to, proceeds of inventory and returned goods and proceeds from the sale of goods and services, and all rights, liens, securities, guaranties, remedies and privileges related thereto, including the right of stoppage in transit and rights and property of any kind forming the subject matter of any of the foregoing; and

(2)          Deposit Accounts.  All time, savings, demand, certificate of deposit or other accounts in the name of any Oasis LLC or in which any Oasis LLC has any right, title or interest, including but not limited to all sums now or at any time hereafter on deposit, and any renewals, extensions or replacements of and all other property which may from time to time be acquired directly or indirectly using the proceeds of any of the foregoing; and

(3)          Inventory and Equipment.  All inventory and equipment of every type or description wherever located, including, but not limited to all raw materials, parts, containers, work in process, finished goods, goods in transit, wares, merchandise furniture, fixtures, hardware, machinery, tools, parts, supplies, automobiles, trucks, other intangible personal property of whatever kind and wherever located owned by and associated with the business of any Oasis LLC, tools and goods returned for credit, repossessed, reclaimed or otherwise reacquired by any Oasis LLC; and

(4)          Document of Title.  All documents of title and other property from time to time received, receivable or otherwise distributed in respect of, exchange or substitution for or addition to any of the foregoing; and

(5)          Other Property.

          (a)          All other intangible property;

(b)          All securities;

          (c)          All proceeds (including but not limited to insurance proceeds) and products of and accessions and annexations to any of the foregoing;

          (d)          All assets of any type or description that may at any time be assigned or delivered to or come into possession of any Oasis LLC for any purpose for the account of any Oasis LLC or as to which any Oasis LLC may have any right, title, interest or power, and property in the possession or custody of or in transit to anyone for the account of any Oasis LLC, as well as all proceeds and products thereof and accessions and annexations thereto;

          (e)          All know-how, information, permits, patents, copyrights, goodwill, trademarks, trade names, licenses and approvals held by any Oasis LLC;

          (f)          All of the books, records and documents pertaining to any of the foregoing; and
(g)          The Pledged Collateral (as defined on Section 8(a)(ii) hereof.
“Event of Default” shall have the meaning assigned to such term in Section 5.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Family Member” means, with respect to any Person, any parent, spouse, child, brother, sister or any other relative with a relationship (by blood, marriage or adoption) not more remote than first cousin to such Person.
“Issue Date” means the date of this Note.
“Material Adverse Effect” shall have the meaning assigned to such term in Section 3(a).
“Maturity Date” means December 4, 2019.
“Note” means this Secured Promissory Note.
 “Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint stock company, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the sale, exchange, assignment or other disposition of Collateral.
“Secured Obligations” means the obligations of the Company under this Note, including (i) all Principal and any Interest owing on the Note
“Security Interest” means the security interest of the lenders (including the initial Holder of this Note) in the Collateral securing the Secured Obligations.
“Subsidiaries” means, with respect to any specified Person, any other Person (1) whose board of directors or similar governing body, or a majority thereof, may, directly or indirectly, be elected or appointed by such specified Person, (2) whose management decisions and corporate actions are directly or indirectly subject to the present control of such specified Person, or (3) whose voting securities are more than 50% owned, directly or indirectly, by such specified Person.
“Sellers” has the same meaning as provided for in the Membership Interest Purchase Agreement.
“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Nevada; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Nevada, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
2.          Principal; Interest
(a)          Principal.  The entire unpaid Principal shall be paid in a final payment being due on the Maturity Date.  Promptly following the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.
(b)          Interest. Interest on the Note shall accrue on the outstanding Principal of the Note at a rate equal to 6% per annum and shall become due on the Maturity Date.  Interest shall be computed on the basis of a 360-day year applied to actual days elapsed.  The rate of interest payable under the Note from time to time shall in no event exceed the maximum rate, if any, permissible under applicable law.  If the rate of interest payable under the Note is ever reduced as a result of the preceding sentence and at any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided hereunder, then the rate provided for hereunder shall be increased to the maximum rate permitted by applicable law for such period as required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the preceding sentence.
(c)          Prepayment. The Principal and Interest due hereunder may be prepaid by the Company at any time, in whole or in part, upon five (5) Business Days’ prior notice to Holder, without premium or penalty.
3.          Representations, Warranties and Covenants of the Company.  The Company represents, warrants and covenants to the Holder that:
(a)               The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada with full power and authority (corporate and other) to own, lease and operate its respective properties and conduct its respective business, the Company is duly qualified to do business as a foreign corporation or entity and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on its business, prospects, condition (financial or otherwise), and results of operations of the Company and the Subsidiaries taken as a whole; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; the Company is in possession of, and operating in compliance with, all authorizations, licenses, certificates, consents, orders and permits from state, federal, foreign and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect; the Company is not in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or its properties or assets may be bound, which violation or default would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company; and the Company is not in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties or assets, which violation would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company taken as a whole.
(b)          The Company has all requisite power and authority to execute, deliver, and perform this Note.  All necessary proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Note. This Note has been duly authorized, executed, and delivered by the Company, constitutes the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms.  Except as otherwise set forth in this Note, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal or any other third party is required by the Company for the execution, delivery, or performance of this Note. No consent, approval, authorization or order of or qualification with any court, government or governmental body, domestic or foreign, having jurisdiction over the Company or over its properties or assets and no consent of any third party is required for the execution and delivery of this Note and consummation by the Company of the transactions herein contemplated, except as such may be required under the Securities Act or under state or other securities or blue sky laws, all of which requirements have been, or in accordance therewith will be, satisfied in all material respects.. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which its or any of businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Note; and the execution, delivery, and performance of this Note will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive immediately before this Note was executed under, or create any obligation on the part of the Company to which it was not subject immediately before this Note was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the articles of incorporation or by-laws or analogous governing document of the Company (if applicable) or the Company or (if the provisions of this Note are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, decree, injunction, or writ of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company of over its properties or assets.

(c)          There is not pending any action, suit, claim, or proceeding against the Company, or any of the Company’s officers or any of the respective properties, assets or rights of the Company, before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over the Company’s officers or the properties of the Company, or otherwise that (i) is reasonably likely to result in any material adverse change in the respective business, prospects, financial condition or results of operations of the Company or might materially and adversely affect its properties, assets or rights taken as a whole, (ii) might prevent consummation of the transactions contemplated by this Note, or (iii) alleging violation of any Federal or state securities laws.

At the Issue Date, the Collateral shall be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest and no indebtedness or other obligation of the Company shall rank senior to the Secured Obligations.

(d)          (i)          The Company has not, and no person or entity acting on behalf or at the request of the Company has, at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other applicable jurisdiction.

(ii)          Neither Company, nor, to the best knowledge of the Company, any director, officer, agent, employee, or other person associated with, or acting on behalf of, the Company, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity;

made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.  The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended

(e)          There are no outstanding loans, advances or guarantees of indebtedness by the Company to, or for the benefit of, any of the officers, directors, or director-nominees of the Company or any of the members of the families of any of them, except as in the Membership Purchase Agreement.

(f)          The Company is not party to any contract, agreement or arrangement other than this Note and as otherwise disclosed to the Holder.

(g)          The execution and delivery by the Company of this Note, the consummation of the transactions contemplated under this Note, and compliance by the Company with any of the provisions under this Note does not and will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under or entitle any person or entity to receipt of notice or to a right of consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or to any increased, additional, accelerated or guaranteed rights or entitlement of any person or entity under, or result in the creation of any claim on the properties or assets of the Company or any Subsidiary, under any provision of (i) its respective articles of Incorporation or by-laws, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement, instrument or arrangement to which the Company or any Subsidiary is a party or by which any of its respective properties or assets are bound, (iii) any license, franchise, permit or other similar authorization held by the Company or any Subsidiary or (iv) any judgment, order or decree or statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary or its respective properties or assets.

4.          Representations, Warranties and Covenants of Holder.  Holder hereby represents and warrants to the Company as follows:
(a)          Holder is duly organized, validly existing and in good standing under the laws of its state of organization, with all necessary power and authority to execute and deliver this Note, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.
(b)          The execution, delivery and performance of this Note has been duly and validly authorized by the Board of Directors and stockholders of Holder, as required; and Holder has the full legal right, power and authority to execute and deliver this Note and to consummate the transactions contemplated hereby.  No further corporate authorization is necessary on the part of Holder to consummate the transactions contemplated hereby.

(c)          Holder (i) has had reasonable access to the Company’s SEC Documents, the books and records available at the Company’s offices or as provided or made available by the Company in response to specific requests of Holder and (ii) the Company permitted Holder to make such reasonable inspections thereof as requested.
(d)          Holder understands that the issuance of this Note will not be registered under the Securities Act or the securities laws of any State in reliance upon exemptions from registration contained in the Securities Act and such laws, and the Company’s reliance upon such exemptions is based in part upon the representations, warranties and agreements of Holder contained herein.
(e)          Holder is acquiring this Note for its own account and not for distribution or resale to others, and agrees that it will not sell or otherwise transfer this Note in violation of the Securities Act.
(f)          Holder is an “accredited investor” as defined in the rules and regulations promulgated under the Securities Act.
5.          Events of Default.  If one or more of the following events shall have occurred and be continuing, at the election of Holder and upon Holder’s notice to the Company, an event of default (“Event of Default”) shall be deemed to have occurred:
(a)          the Company shall fail to pay any Principal or Interest on this Note or any fees or any other amount payable hereunder on the Maturity Date;
(b)          the Company shall fail to observe or perform any covenant or agreement in this Note, after notice by Holder to the Company and the failure of the Company to cure such failure within thirty days after receipt of such notice;
(c)          any representation or warranty made by the Company in this Note shall prove to have been incorrect in any material respect when made (or deemed made) and the Company shall have fail to correct such representation or warranty, as of the date it receives notice of such from the Holder, within thirty days after receipt of such notice;
(d)          the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
(e)          an involuntary case or other proceeding shall be commenced against the Company or any material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary, as applicable, under the federal bankruptcy laws as now or hereafter in effect; and
(f)          the Security Interest shall, for any reason (other than the Holder’s failure to renew the filing of any Uniform Commercial Code financing statement), cease to be a first priority, perfected security interest in and to any Collateral and such event is not remedied within five (5) days after the Company’s notice of such failure; then, and in every such event, the Holder may, by written notice to the Company, declare the Principal (together with accrued Interest thereon and all other amounts owing hereunder) to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, that in the case of any of the Events of Default specified in clause (d) or (e) above, without any notice to the Company or any other act by the Holder, the Principal (together with accrued Interest thereon and all other amounts owing hereunder)  shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.
6.          Payments; Extension of Maturity. All payments of Principal and Interest (and all other amounts owing hereunder) to be made by the Company in respect of this Note shall be made in Dollars by wire transfer to an account designated by the Holder by written notice to the Company.  The Company shall be permitted to offset from the amounts due hereunder any amounts due by Holder to the Company.  If the Principal and accrued and unpaid Interest becomes due and payable on any day other than a Business Day, the Maturity Date shall be extended to the next succeeding Business Day and to such payable amounts shall be added the Interest which shall have accrued during such extension period at the rate per annum herein specified.
7.          Replacement of Note.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and (if mutilated) upon surrender and cancellation of this Note, the Company shall make and deliver to the Holder a new note of like tenor in lieu of this Note.  Any replacement note made and delivered in accordance with this Section 7 shall be dated as of the date hereof.
8.          Security Interest and Pledge.

(a)          (i)          The Company hereby pledges and grants to Holder a first priority security interest in and to all Collateral including the Pledged Collateral (as defined below).

(ii)          (A)          The Company hereby pledges and grants to Holder a first priority security interest in and to the following (the “Pledged Collateral”):

(1)          all outstanding membership interests in AS and in each Oasis LLC;

(2)          all additional membership interests of each Oasis LLC owned of record or beneficially by the Company or any successor in interest thereto or any other securities, options, or rights received by the Company pursuant to any reclassification, reorganization, increase or reduction of capital, or membership interest dividend, attributable to the Pledged Collateral, or in substitution of, or in exchange for, any of the Pledged Collateral; and
(3)          all certificates representing the membership interests referred to in clauses (1) and (2) above.

(B)          All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to, and held by, the Holder and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment undated and in blank, all in form and substance satisfactory to the Company, in its reasonable discretion.

(b)          (i)          The Company hereby represents and warrants that upon delivery of the Pledged Collateral to the Holder and upon the filing of UCC financing statements in appropriate form with the UCC filing office located in the State of Nevada, the Security Interest will constitute a perfected first priority security interest in the Collateral under the UCC securing the Secured Obligations and prior to all other liens and rights of others therein.

(ii)          Commencing upon the date hereof, the Company shall not do any of the following:
(A)          change its name, identity or corporate structure in any manner unless the Company shall have given the Holder at least 20 days’ prior written notice thereof and delivered an opinion of counsel with respect to the continued perfected Security Interest; or
(B)          change the location of (1) its respective jurisdiction of organization, (2) its chief executive office or principal place of business, or (3) the locations where it keeps or holds any Collateral, or any records relating thereto unless it shall have given the Holder at least 20 days’ prior notice thereof and delivered an opinion of counsel with respect to the continued perfected Security Interest.
 (iii)          Commencing on the Issue Date, the Company will, from time to time, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financings or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Holder may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interest, or to enable the Holder to exercise or enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral.  To the extent permitted by applicable law, the Company hereby authorizes, empowers, and directs the Holder, commencing on the Issue Date, to execute and file financing statements or continuation statements without the Company’s signature appearing thereon.
(iv)          Unless and until an Event of Default occurs and is continuing, the Company shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral for any purpose not inconsistent with the terms hereof or the Note.  If an Event of Default occurs and is continuing, all rights of the Company to exercise its voting and other consensual rights to which it would otherwise be entitled to exercise pursuant to this paragraph (iv) hereof shall cease, and all such rights shall thereupon become vested in Holder, who shall thereupon have the sole right to exercise such voting and other consensual rights.  In order to permit the Holder to exercise the voting and other rights which it may be entitled to exercise pursuant to this paragraph (iv), the Company shall, if necessary, upon written notice of Holder, from time to time, execute and deliver to Holder appropriate proxies and other instruments as Holder may reasonably request.

9.          Remedies.          The Holder’s sole remedy in the event of a breach of this Note shall be to enforce the Confession of Judgement attached as an Exhibit to the MPA which shall require the third party neutral appointed on the date hereof by the parties to deliver all of the Assignment of Membership Interests and the Notice of Transfer of Interest Forms deposited with him on the date hereof to the respective Selling Members.
10.          Costs and Expenses.  The Company shall be not responsible for expenses incurred by any Holder in connection with the collection of the Principal and accrued and unpaid Interest under this Note, unless the Company were determined to be in default of the Note.

11.          No Waivers by Delay or Partial Exercise.  No delay by the Holder in exercising any powers or rights hereunder shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise.
12.          Further Assurances.  Each party agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonably requested by the other parties hereto to effectuate the purposes of this Note.
13.          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent as follows:
If to the Company:
CLS Holdings USA, Inc.
11767 S. Dixie Highway, Suite 115
Miami, Florida 33156
Attention: Jeffrey I. Binder
jeff@clslabs.com

If to the Holder:
Serenity Wellness Enterprises, L.L.C.
10120 W. Flamingo Rd., #4333
Las Vegas, Nevada 89135
Attention:  Dr. Todd Swanson
Telecopy:   (702) 946-0866

If to the Selling
Members:
To the address for each Selling Member set forth on
Schedule 1 hereto

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.
14.          Amendments and Waivers.  No modification, amendment or waiver of any provision of, or consent required by, this Note, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by each of the Company and the Holder.  Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.
15.          Exclusivity and Waiver of Rights.  No failure to exercise and no delay in exercising on the part of any party, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any other rights or remedies provided by law.
16.          Invalidity.  Any term or provision of this Note shall be ineffective to the extent it is declared invalid or unenforceable, without rendering invalid or unenforceable the remaining terms and provisions of this Note.

17.          Headings.  Headings used in this Note are inserted for convenience only and shall not affect the meaning of any term or provision of this Note.
18.          Counterparts.  This Note may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which collectively shall constitute one and the same agreement.
19.          Assignment.  This Note and the rights and obligations hereunder shall not be assignable or transferable by the Company without the prior written consent of the Holder. This note may not be sold or transferred unless (1) a registration statement has become and is then effective with respect to such securities, (2) this note is transferred pursuant to rule 144 promulgated under the securities act (or any successor rule) or (3) the company has received an opinion of counsel reasonably satisfactory to it, to the effect that the proposed sale or transfer of such securities is exempt from registration under the securities act and all other applicable state and federal securities laws. Any instrument purporting to make an assignment in violation of this Section 19 shall be void. Any instrument purporting to make an assignment in violation of this Section 19 shall be void.
20.          Survival.  Unless otherwise expressly provided herein, all representations warranties, agreements and covenants contained in this Note shall survive the execution hereof and shall remain in full force and effect until the payment in full of all Principal and accrued and unpaid Interest owing under this Note.
21.          Miscellaneous.  This Note shall inure to the benefit of the Company and the Holder, and all their respective successors and permitted assigns.  Nothing in this Note is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Note or any provision herein contained.
22.          GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).
23.          CONSENT TO JURISDICTION.
(a)          THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA AND OF COURTS SITTING IN THE STATE OF NEVADA.  THE COMPANY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE COURT THAT SITS IN THE COUNTY OF CLARK, AND ACCORDINGLY, THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN ANY SUCH COURT.
24.          WAIVER OF JURY TRIAL.   THE COMPANY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A

TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.  THE COMPANY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE HOLDER HAVE BEEN INDUCED TO ENTER INTO THIS NOTE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 24.
25.          Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Note, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Note, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
26.          Waiver of Illegality Defense.Each Party hereby acknowledges and agrees that they are fully aware that the possession, distribution, production or transfer of marijuana, or cannabis, and products derived therefrom, is currently prohibited pursuant to federal law and the laws of several other jurisdictions. Each Party hereby agrees to waive any illegality defense with regard to the terms of this Agreement.

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In Witness Whereof, the undersigned has executed this Note as of the date first above written.

HOLDER:
SERENITY WELLNESS ENTERPRISES, LLC
By:  /s/ Todd V. Swanson
        Todd V. Swanson, Manager

COMPANY:
CLS Holdings USA, Inc.
By:  /s/ Jeffrey Binder
Name: Jeffrey Binder
Title:  Chairman and CEO

SCHEDULE 1

Selling Members

Name	Address	Principal Amount
ILJ, LLC	10120 W Flamingo Rd, #4333 Las Vegas, NV 89135	$2,474,165.12
Benjamin Sillitoe	287 Canyon Spirit Drive Henderson, NV 89012	$291,030.46
Debra Freeman	9730 Yellow Shadow Avenue Las Vegas, NV 89149	$555,417.41
Gary E. Schnitzer	8985 S Eastern Ave., Ste 200 Las Vegas, NV 89123	$76,301.19
Sandra L. Smith Johnson	7060 Schirlls Street Las Vegas, NV 89118	$65,176.73
Archie C. Perry, Jr.	9712 Highridge Dr Las Vegas, NV 89134	$160,000.00
MYJ LLC	1111 Dufort Hills Court Henderson, NV 89002	$26,666.67
Nevins Family Trust	308 Tudor Rose Court Las Vegas, NV 89145	$40,000.00
Jeffrey B. Hellman	15574 Bridgewater Club Blvd. Carmel, IN 46033	$69,242.42
New Direction Ira, Inc FBO Michael Stewart IRA	1070 W Century Drive, Ste 101 Louisville, CO 80027	$32,727.27
Skyler Green	2972 Imperial Purple Ct Las Vegas, NV 89117	$40,000.00
Jennifer Ray Morrison & Jefferson Craig Morrison, Co-Investors	411 Una Court Franklin, TN 37064	$40,000.00
Jeffrey T. Hodrick & Sarah E. Hodrick, Co-Investors	418 Wild Elm St Franklin, TN 37064	$40,000.00
BIH LLC	813 Peachy Canyon Circle Las Vegas, NV 89144	$40,000.00
Thomas Kim	76 Sunglow Lane Las Vegas, NV 89135	$39,272.73
Don Decatur	5026 W. Mesa Verde Lane Las Vegas, NV 89139	$10,000.00